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                                                                EXHIBIT 99.1

                                   AGREEMENT

     We, Russell C. Best and Walter E. Best Company, Inc., an Indiana corporation ("WEBCO"), hereby agree that the Schedule 13D to which this Agreement is an Exhibit, respecting the acquisition of additional common stock of Frank E. Best, Inc. by WEBCO, is to be filed jointly by us on behalf of all of us.

     This Agreement is intended to satisfy the requirements of Reg. Section 240.13d-1(f).

     We agree that we will jointly file any required amendments to this
Schedule 13D.

     Dated this   4   day of September, 1997
                -----


                                            /s/ Russell C. Best
                                      ______________________________________
                                      Russell C. Best



                                     WALTER E. BEST COMPANY, INC.



                                     By:           /s/ Russell C. Best
                                        ____________________________________
                                               Russell C. Best, President